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                                                                    Exhibit 4.25


                      COUNTRYWIDE MORTGAGE TRUST 1993-II,
                                   as Issuer


                                      and


                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of May 24, 1993



                       COUNTRYWIDE MORTGAGE TRUST 1993-II
                      COLLATERALIZED MORTGAGE OBLIGATIONS
                                 SERIES 1993-II



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          This FIRST SUPPLEMENTAL INDENTURE, dated as of May 24, 1993, between
Countrywide Mortgage Trust 1993-II (herein, together with its permitted successors and assigns, called the "Issuer"), a statutory business trust created under the Deposit Trust Agreement, dated as of April 7, 1993, between Countrywide Mortgage obligations II, Inc. and Wilmington Trust Company, as amended, and State Street Bank and Trust Company, a Massachusetts banking corporation, as trustee (herein, together with its permitted successors in the trusts hereunder, called the "Trustee");

                              W I T N E S S E T H:

          WHEREAS, the Issuer and the Trustee have entered into an Indenture, dated as of April 14, 1993 (the "Indenture"), pursuant to which the Issuer has issued its Collateralized Mortgage obligations, Series 1993-II, consisting of Class I Bonds, Class 2 Bonds, Class 3 Bonds, Class 4 Bonds, Class 5 Bonds, Class 6 Bonds, Class 7 Bonds and Class 8 Bonds; and

          WHEREAS, the Issuer and the Trustee desire to amend the Indenture, as permitted in Section 9.01(5) of the Indenture, on the terms and conditions hereinafter set forth, to cure an ambiguity arising with respect to the release of the Spread to the Issuer;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1. Unless the context clearly otherwise requires, all capitalized terms used herein without definition shall have the meanings given to such terms in Section 1.01 of the Indenture.

          Section 2. Clause (b)(ii) of subsection (b) of Section 2.03 of the Indenture is hereby amended by deleting it in its entirety and substituting the following therefor:

     "(ii) on any Payment Date on which the Class 1 and the Class 2 Bonds are outstanding, an aggregate amount equal to 86.00601696% of the Priority Principal Distribution Amount remaining after giving effect to the payments in clause (i) above, to the payment of principal of the Class 1 and Class 2 Bonds, pro rata between such Bonds in proportion to their respective original principal balances, until the Class 1 and Class 2 Bonds have been paid in full, and the remainder of the Priority Principal Distribution Amount on each such Payment Date will constitute a portion of the spread which will be released from the lien of this Indenture and paid to the Issuer. on the Payment Date on which the Class 1 and Class 2 Bonds are paid in full, an amount equal to 16.27093491% of the Current Principal Amount of the Class 1 and Class 2 Bonds, before giving effect to the principal payment for such Payment Date, will be released from the lien of this Indenture and paid to the Issuer (the "Issuer Distribution");

                                  Exhibit 4.25

                                       2
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          Section 3.  Clause (b)(iii) of subsection (b) of Section 2.03 of the
Indenture is hereby amended by deleting it in its entirety and substituting the following therefor:

     "(iii) on the Payment Date on which the Class 1 Bonds and the Class 2 Bonds are paid in full and after the Issuer Distribution has been made and on any Payment Date thereafter, to the payment of principal of the class 8 Bonds until the Class 8 Bonds have been paid in full; and".

          Section 4. The Indenture is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Indenture, except as amended by this First Supplemental Indenture, shall remain in full force and effect.

          Section 5. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          Section 6. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This First Supplemental Indenture shall become effective upon the execution of a counterpart hereof by the Issuer and the Trustee.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                         COUNTRYWIDE MORTGAGE TRUST 1993-II,
                         as Issuer


                         By:  /s/ Eric P. Sieracki
                              --------------------

                         Title  /s/ Authorized Officer
                                ----------------------


                         STATE STREET BANK AND TRUST COMPANY,
                         as Trustee


                         By:  /s/ Barbara Bateman
                              -------------------

                         Title  /s/ Vice President
                                ------------------

                                  Exhibit 4.25

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